Obalon Announces Second Quarter 2019 Financial Results
SAN DIEGO, CA July 24, 2019 (GLOBE NEWSWIRE) -- Obalon Therapeutics, Inc. (NASDAQ:OBLN), a vertically integrated medical technology company with the first and only FDA-approved swallowable, gas-filled intragastric balloon system for the treatment of obesity, today announced its financial results for the second quarter ended June 30, 2019.
Second Quarter 2019 highlights:

•	Further streamlined operations and spend to support new commercial strategy

•	Promoted William Plovanic to President and Chief Financial Officer

•	Appointed Robert MacDonald as Chief Retail Officer to create network of Obalon-branded retail outlets

•	Signed store lease to begin the development of Obalon's first Company-owned retail weight loss center targeted to open in Fall 2019

•	Raised $8.8 million in equity capital

•	Reduced debt by $15 million
"We worked throughout the second quarter to restructure the organization, making key leadership changes, significantly reducing expenses, and improving our balance sheet in preparation of the roll out of our new business model later this fall,” said William J. Plovanic, Obalon’s President and Chief Financial Officer. “There continues to be significant patient interest in our proprietary and patented FDA-approved weight loss solution, and our strategy to create a network of retail centers dedicated to treatment with the Obalon Balloon System is intended make this safe and effective technology available to obese individuals who are frustrated with not being able to lose weight with diet and exercise-alone and who are not interested in surgery. I look forward to providing more detail on the Obalon retail center strategy on our earnings call today.”
Revenues for the second quarter of 2019 was $0.4 million, compared to $2.7 million for the second quarter of 2018, as the Company restructured its operations, eliminating its direct field sales force in advance of a transition to its new strategy and business model. Obalon intends to create a network of Company-owned retail weight loss centers dedicated to delivering the

Obalon Balloon System. Net loss for the second quarter of 2019 was $6.8 million, compared to $9.8 million for the second quarter of 2018. Net loss per share for the second quarter of 2019 was $0.25, compared to $0.57 for the second quarter of 2018.
Cost of revenue was $0.7 million for the second quarter of 2019, down from $1.7 million for the second quarter of 2018. Gross deficit for the second quarter of 2019 was $0.3 million, compared to a gross profit of $1.0 million for the second quarter of 2018.
Research and Development expense for the second quarter of 2019 totaled $1.8 million, down from $3.4 million for the second quarter of 2018. Selling, General and Administrative expense decreased to $4.3 million for the second quarter of 2019, compared to $7.3 million for the second quarter of 2018.
Operating loss for the second quarter of 2019 was $6.4 million, down from a loss of $9.6 million for the second quarter of 2018.
As of June 30, 2019, the Company had cash and cash equivalents were $13.5 million and $5.0 million of debt outstanding under its loan and security agreement. The terms of the loan and security agreement require the Company to maintain a cash balance in its account with the lender in an amount equal to the amount of outstanding indebtedness.
Call Information
A conference call to discuss second quarter 2019 financial results is scheduled for today, July 24, 2019, at 8:30 AM Eastern Time (5:30 AM Pacific Time). Interested parties may access the conference call by dialing (844) 889-7791 (U.S.) or (661) 378-9934 (international) using passcode 1787979.  Media and individuals will be in a listen-only mode. Participants are asked to dial in a few minutes prior to the call to register for the event. The conference call will also be webcast live at: http://edge.media-server.com/mmc/p/vvo9cozg
An archive of the webcast will be available for twelve months following the event on the Obalon Therapeutics, Inc. website located at http://investor.obalon.com in the “News & Events” section.
About Obalon Therapeutics, Inc.
Obalon Therapeutics, Inc. (NASDAQ:OBLN) is a San Diego-based company focused on developing and commercializing novel technologies for weight loss. For more information, please visit http://www.obalon.com.

For Obalon Therapeutics, Inc.
Investor Contact:
William Plovanic
President and Chief Financial Officer
Obalon Therapeutics, Inc.
Office: +1 760 607 5103
wplovanic@obalon.com

OBALON THERAPEUTICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except shares and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

	(Unaudited)
Revenue	$386	$2,732	$2,161	$4,078
Cost of revenue	679	1,732	1,911	2,501
Gross (deficit) profit	(293)	1,000	250	1,577
Operating expenses:
Research and development	1,788	3,352	4,227	5,991
Selling, general and administrative	4,332	7,250	10,536	17,256
Total operating expenses	6,120	10,602	14,763	23,247
Loss from operations	(6,413)	(9,602)	(14,513)	(21,670)
Interest expense, net	(295)	(57)	(485)	(94)
Other expense, net	(59)	(94)	(59)	(115)
Net loss	(6,767)	(9,753)	(15,057)	(21,879)
Other comprehensive income	—	—	—	6
Net loss and comprehensive loss	$(6,767)	$(9,753)	$(15,057)	$(21,873)
Net loss per share, basic and diluted	$(0.25)	$(0.57)	$(0.60)	$(1.29)
Weighted-average common shares outstanding, basic and diluted	26,877,568	17,039,876	25,005,475	17,013,529

OBALON THERAPEUTICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except shares and par value data)

	June 30, 2019	December 31, 2018
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$13,513	$21,187
Short-term investments	—	2,548
Accounts receivable, net of allowance of $900 and $665, respectively	447	870
Inventory	2,107	1,580
Other current assets	954	2,462
Total current assets	17,021	28,647
Property and equipment, net	1,038	1,739
Lease right-of-use assets	1,140	—
Total assets	$19,199	$30,386
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,082	$1,159
Accrued compensation	1,093	3,805
Deferred revenue	320	352
Other current liabilities	2,127	1,985
Current portion of lease liabilities	468	—
Current portion of long-term loan	5,000	9,930
Total current liabilities	10,090	17,231
Lease liabilities long-term	722	—
Other long-term liabilities	—	48
Total long-term liabilities	722	48
Total liabilities	10,812	17,279
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized as of June 30, 2019 and December 31, 2018; 35,582,614 and 23,513,292 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	36	23
Additional paid-in capital	172,162	161,838
Accumulated deficit	(163,811)	(148,754)
Total stockholders’ equity	8,387	13,107
Total liabilities and stockholders’ equity	$19,199	$30,386

OBALON THERAPEUTICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended June 30,
	2019	2018
	(Unaudited)
Operating activities:
Net loss	$(15,057)	$(21,879)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	256	276
Stock-based compensation	1,641	2,603
Loss on disposal of fixed assets	95	107
Amortization of right-of-use asset	186	—
Accretion of investment discount, net	(2)	(7)
Amortization of debt discount	70	22
Change in operating assets and liabilities:
Accounts receivable, net	423	1,174
Inventory	(157)	(424)
Other current assets	1,760	857
Accounts payable	(191)	275
Accrued compensation	(2,712)	(2,362)
Deferred revenue	(32)	(208)
Lease liabilities, net	(136)	—
Other current and long term liabilities	(142)	842
Net cash used in operating activities	(13,998)	(18,724)
Investing activities:
Purchases of short-term investments	—	(995)
Maturities of short-term investments	2,550	23,301
Purchase of property and equipment	(20)	(657)
Net cash provided by (used in) investing activities	2,530	21,649
Financing activities:
Proceeds from long-term loan	10,000	—
Payment on long-term loan	(15,000)	—
Proceeds from issuance of common stock, net of issuance costs	8,793	—
Proceeds from stock issued under employee stock purchase plan	—	148
Proceeds from sale of common stock upon exercise of stock options	1	31
Net cash provided by financing activities	3,794	179
Net (decrease) increase in cash and cash equivalents	(7,674)	3,104
Cash and cash equivalents at beginning of period	21,187	21,108
Cash and cash equivalents at end of period	$13,513	$24,212
Supplemental cash flow information:
Interest paid	$563	$307
Unpaid issuance costs	$377	$—
Property and equipment in accounts payable	$—	$106